Exhibit 99.1

American Software Reports Preliminary Second Quarter of Fiscal Year 2014 Results

License Fee Revenues Increase 13% and GAAP Net Earnings Increase 33% for the quarter

ATLANTA--(BUSINESS WIRE)--December 3, 2013--American Software, Inc. (NASDAQ: AMSWA) today reported preliminary financial results for the second quarter of fiscal 2014. The Company has delivered 51 consecutive quarters of profitability.

Key second quarter financial metrics:

  Total revenues for the quarter ended October 31, 2013 were $26.9 million, an increase of 3% over the comparable period last year. The Company booked an additional $3.0 million in revenues that will be recognized over an approximately three-year period.
  Software license fee revenues for the quarter ended October 31, 2013 were $6.2 million, an increase of 13% over the same period last year. The Company booked an additional $1.1 million that will be recognized over an approximately three-year period.
  Services and other revenues for the quarter ended October 31, 2013 were $11.7 million compared to $12.3 million for the same period last year, a decrease of 5%.
  Maintenance revenues for the quarter ended October 31, 2013 were $9.1 million compared to $8.4 million, an increase of 7% over the same period last year.
  Operating earnings for the quarter ended October 31, 2013 were $5.4 million, an increase of 27% compared to the same period last year.
  GAAP net earnings for the quarter ended October 31, 2013 were $3.7 million or $0.13 per fully diluted share, an increase of 30% over the same period last year.
  Adjusted net earnings for the quarter ended October 31, 2013, which excludes stock-based compensation expense and amortization of acquisition-related intangibles, were $4.0 million or $0.14 per fully diluted share compared to $3.1 million or $0.11 per fully diluted share for the same period last year, which also excluded stock-based compensation expense and amortization of acquisition-related intangibles.
  Adjusted EBITDA was $6.2 million for the quarter ended October 31, 2013 compared to $5.7 million for the quarter ended October 31, 2012. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

Key fiscal 2014 year to date financial highlights:

  Total revenues for the six months ended October 31, 2013 were $50.2 million, a 4% decrease over the comparable period last year. The Company booked an additional $3.2 million in revenues that will be recognized over an approximately three-year period.
  Software license fees for the six-month period were $9.4 million, an 11% decrease compared to the same period last year. The Company booked an additional $1.1 million that will be recognized over an approximately three-year period.
  Services and other revenues were $22.9 million, an 8% decrease compared to the same period last year.
  Maintenance revenues were $17.9 million, a 7% increase over the comparable period last year.
  For the six months ended October 31, 2013, the Company reported operating earnings of approximately $7.8 million, a 2% decrease over the same period last year.
  GAAP net earnings were approximately $5.3 million or $0.19 per fully diluted share for the six months ended October 31, 2013, a 2% increase compared to $5.2 million or $0.19 per fully diluted share for the same period last year.
  Adjusted net earnings for the six months ended October 31, 2013, which excludes stock-based compensation expenses and acquisition-related amortization of intangibles, were $5.9 million or $0.21 per fully diluted share, compared to $5.8 million or $0.21 per fully diluted share for the same period last year, which also excluded stock-based compensation expenses and acquisition-related amortization of intangibles.
  Adjusted EBITDA was $9.9 million for the six months ended October 31, 2013 compared to $10.8 million for the six months ended October 31, 2012. Adjusted EBITDA represents GAAP net earnings adjusted for amortization of intangibles, depreciation, interest income & other, net, income tax expense, stock-based compensation, and other significant non-routine operating and non-operating income and expense items, if applicable.

The Company is including EBITDA, adjusted EBITDA, adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP-compliant financial information and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with cash and investments of approximately $70.2 million as of October 31, 2013. The Company increased cash and investments by approximately $5.4 million when compared to October 31, 2012.

“Second quarter license fee revenue was up 13% and net earnings increased by 33%,” stated Mike Edenfield, president and CEO of American Software. “As a result of our success in selling Cloud Services during the second quarter, we contracted an additional $3.0 million of revenues including $1.1 million in license fees which will be recognized over approximately three years.”

“Our portfolio of Logility Cloud Services allows customers to choose the deployment method that suits their business today while selecting a solution suite that will meet their business needs for the long term,” continued Edenfield. “Logility Cloud Services builds on our more than 10 years of cloud deployment experience. Customers are able to access industry-leading and award-winning capabilities of Logility Voyager Solutions either as a Software-as-a-Service (SaaS), Hosted or On-Premise deployment. This flexibility allows customers to match their supply chain needs with IT strategy and available resources to accelerate tangible benefits to their businesses.”

“With the continued volatility in the global economy, businesses are looking to increase visibility, lower operating costs and respond quickly to dynamic market conditions,” continued Edenfield. “Leaders are investing in supply chain technology to accelerate the sales and operations planning (S&OP) process, streamline new product introductions, optimize inventory investments and harness the benefits of a global marketplace to increase profits. We firmly believe both our Demand Solutions® and Logility Voyager Solutions™ brands offer innovative, proven solutions to help companies address these challenges during both prosperous and lean economic environments.”

Additional highlights for the second quarter of fiscal 2014 include:

Customers & Channels

  Notable new and existing customers placing orders with the Company in the second quarter include: AB Enzymes GmbH, American Woodmark, Baby Trend, Bestseller United, Citizen Watch Company, FMC Corporation, GateGroup, Hills Holdings, L’Oreal USA, Mitsubishi Heavy Industries, PharmaCare Laboratories Pty., SnapAV, SodaStream US, and Sunny Delight Beverage Company.
  During the quarter, software license agreements were signed with customers located in the following 11 countries: Australia, Brazil, Canada, China, Colombia, Denmark, Germany, Japan, Sweden, the United Kingdom and the United States.
  Logility, a wholly-owned subsidiary of the Company, hosted a live, educational webinar with its customer Red Wing Shoe Company. The online event highlighted the apparel manufacturer’s progress from an organization reliant on spreadsheets to a nimble, proactive supply chain planned in Logility Voyager Solutions. Red Wing Shoe Company and Logility also presented jointly at the APICS 2013 Global Conference in September, sharing insights and best practices in deploying a robust Sales and Operations Planning (S&OP) process.
  At the 2013 Global CSCMP Conference, the J.R. Simplot Company presented how they use Logility Voyager Inventory Optimization to help drive their S&OP process. Additionally, Logility’s Dr. Sean Willems presented at the conference to help attendees understand how they could apply multi-echelon inventory optimization to rapidly drive benefits in their businesses.
  Demand Management, a wholly-owned subsidiary of Logility, was named Supplier of the Year by its customer Campbell Hausfeld a manufacturer of air compressors and pneumatic tools for both professionals and do-it-yourself enthusiasts.
  NGC® Software, a wholly-owned subsidiary of the Company, announced during the quarter Fashion Avenue Sweater Knits, a leading importer of quality children’s and women’s apparel, has gone live on NGC’s fashion Product Lifecycle Management (PLM) and Supply Chain Management solution. Fashion Avenue Sweater Knits is realizing numerous benefits including streamlined workflow and improved collaboration.
  Grupo Karim’s, a diversified global company with core businesses that include private-label apparel manufacturing, selected NGC Software’s fashion PLM and Supply Chain Management software to improve productivity and reduce costs, while also providing better customer service throughout the entire product development and production process.
  NGC Software announced Legendary Whitetails, a casual hunting gear and lifestyle apparel marketer, selected the company’s PLM, supply chain management and raw materials management software. Legendary Whitetails is moving from multiple spreadsheets and databases to a robust solution that will improve collaboration and speed time to market.
  Contemporary fashion designer Nicole Miller went live with NGC Software’s fashion PLM, Global Sourcing and Supply Chain Management software solution. The platform has provided Nicole Miller with a strategic platform to standardize all processes for PLM, SCM and Global Sourcing.

Company & Technology

  Industry research firm IDC positioned Logility as a Leader in the 2013 IDC Demand Sensing and Planning MarketScape published in September. The report highlighted several strengths in Logility Voyager Solutions capabilities, portfolio strategy and documented benefits to customers.
  SupplyChainBrain, a leading trade publication, named Logility as one of its 2013 Great Partners. The award is based on end-user nominations and marks the ninth time Logility has been selected.
  Logility and Consumer Goods Technology published the findings of the latest S&OP survey which showed adoption is soaring as more consumer products companies realize the benefits of S&OP. According to the report, which compares 2013 results with responses from 2011, more than 80 percent of the companies surveyed have a formal process in place. However, more than 50 percent revealed they currently rely on spreadsheets, while another 26 percent stated they either utilize a homegrown solution or their ERP system. Logility believes these approaches could be leading causes why more than 70 percent said they are unable to execute on their S&OP vision.
  During September, Demand Management held its 24th customer conference DSCover in Orlando, FL. Key themes included exciting industry trends in mobile technology, workflow and social networking to increase supply chain collaboration and visibility, customer success sessions and new insights on priorities and supply chain process improvements.
  NGC Software announced version 14 of its PLM, Supply Chain Management and ERP solutions, bringing new accuracy and efficiency to all areas of product development and supply chain execution for retailers, brands and consumer goods companies. Version 14 is designed to drive improvements in overall productivity, speed to market and financial performance.
  NGC Software announced its Panorama User Conference which was held November 13 – 15, 2013 in Miami Beach, FL. The three-day event brought together customers, consultants and industry experts to share strategies, best practices and offer valuable insights to boosting efficiency and visibility for the apparel industry.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions, backed by more than 40 years of industry experience, that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of collaborative solutions to optimize the supply chain. Logility Voyager Solutions™ is a complete supply chain management solution suite that features a performance monitoring architecture and provides supply chain visibility; demand, inventory and replenishment planning; sales and operations planning (S&OP); supply and inventory optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Logility customers include Fender Musical Instruments, Parker Hannifin, Verizon Wireless, and VF Corporation. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Demand Management serves customers such as Campbell Hausfeld and Lonely Planet. New Generation Computing® (NGC®), a wholly-owned subsidiary of American Software, is a leading provider of PLM, supply chain management, ERP and product testing software and services for brand owners, retailers and consumer products companies. NGC customers include A|X Armani Exchange, Aeropostale, Billabong, Carter’s, Casual Male, Hugo Boss, Jos. A. Bank, FGL Group, Spanx, Athletica, Marchon Eyewear, and Swatfame. For more information about American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, continuing U.S. and global economic uncertainty, the timing and degree of business recovery, unpredictability and the irregular pattern of future revenues, dependence on particular market segments or customers, competitive pressures, delays, product liability and warranty claims and other risks associated with new product development, undetected software errors, market acceptance of the Company’s products, technological complexity, the challenges and risks associated with integration of acquired product lines, companies and services, as well as a number of other risk factors that could affect the Company’s future performance. For further information about risks the Company could experience as well as other information, please refer to the Company's current Form 10-K and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc., Demand Solutions is a registered trademark of Demand Management, Inc., and NGC and New Generation Computing are registered trademarks of New Generation Computing, Inc.. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data, unaudited)

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2013	2012	Pct Chg.	2013	2012	Pct Chg.
Revenues:
License	$6,192	$5,504	13%	$9,410	$10,586	(11%)
Services & other	11,662	12,312	(5%)	22,890	24,807	(8%)
Maintenance	9,077	8,447	7%	17,949	16,784	7%
Total Revenues	26,931	26,263	3%	50,249	52,177	(4%)

Cost of Revenues:
License	1,234	1,443	(14%)	2,395	2,812	(15%)
Services & other	8,181	8,142	0%	16,221	16,765	(3%)
Maintenance	1,990	1,998	0%	3,952	3,910	1%
Total Cost of Revenues	11,405	11,583	(2%)	22,568	23,487	(4%)
Gross Margin	15,526	14,680	6%	27,681	28,690	(4%)
Operating expenses:
Research and development	2,928	3,251	(10%)	5,745	6,220	(8%)
Less: capitalized development	(924)	(948)	(3%)	(1,641)	(1,811)	(9%)
Sales and marketing	5,018	4,937	2%	9,412	9,758	(4%)
General and administrative	3,071	2,939	4%	6,224	6,049	3%
(Recovery)/Provision for doubtful accounts	(84)	140	nm	(84)	267	nm
Amortization of acquisition-related intangibles	125	125	0%	250	250	0%

Total Operating Expenses	10,134	10,444	(3%)	19,906	20,733	(4%)
Operating Earnings	5,392	4,236	27%	7,775	7,957	(2%)
Interest Income & Other, Net	417	309	35%	461	582	(21%)
Earnings Before Income Taxes	5,809	4,545	28%	8,236	8,539	(4%)
Income Tax Expense	2,116	1,774	19%	2,950	3,346	(12%)
Net Earnings	$3,693	$2,771	33%	$5,286	$5,193	2%
Earnings per common share: (1)
Basic	$0.13	$0.10	30%	$0.19	$0.19	0%
Diluted	$0.13	$0.10	30%	$0.19	$0.19	0%

Weighted average number of common shares outstanding:
Basic	27,448	27,151		27,406	27,112
Diluted	27,874	27,627		27,841	27,596

nm- not meaningful

AMERICAN SOFTWARE, INC.
NON-GAAP MEASURES OF PERFORMANCE
(In thousands, except per share data, unaudited)

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2013	2012	Pct Chg.	2013	2012	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$3,693	$2,771	33%	$5,286	$5,193	2%
Income tax expense	2,116	1,774	19%	2,950	3,346	(12%)
Interest Income & Other, Net	(417)	(309)	35%	(461)	(582)	(21%)
Amortization of intangibles	171	769	(78%)	939	1,539	(39%)
Depreciation	262	272	(4%)	523	546	(4%)
EBITDA (earnings before interest, taxes, depreciation and amortization)	5,825	5,277	10%	9,237	10,042	(8%)

Stock-based compensation	362	384	(6%)	700	775	(10%)
Adjusted EBITDA	$6,187	$5,661	9%	$9,937	$10,817	(8%)

EBITDA, as a percentage of revenues	22%	20%		18%	19%

Adjusted EBITDA, as a percentage of revenues	23%	22%		20%	21%

	Second Quarter Ended			Six Months Ended
	October 31,			October 31,
	2013	2012	Pct Chg.	2013	2012	Pct Chg.
NON-GAAP EARNINGS PER SHARE:
Net Earnings (GAAP Basis)	$3,693	$2,771	33%	$5,286	$5,193	2%
Amortization of acquisition-related intangibles (2)	79	76	4%	161	152	6%
Stock-based compensation (2)	230	234	(2%)	449	471	(5%)
Adjusted Net Earnings	$4,002	$3,081	30%	$5,896	$5,816	1%

Adjusted non-GAAP diluted earnings per share	$0.14	$0.11	27%	$0.21	$0.21	0%
(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.13 and $0.19 for the three and six months ended October 31, 2013, respectively. Diluted per share for Class B shares under the two-class method are $0.10 and $0.19 for the three and six months ended October 31, 2012, respectively.

(2) - Tax affected using the effective tax rate for the three months period ended October 31, 2013 and 2012.

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)
	October 31,	April 30,
	2013	2013

Cash and Short-term Investments	$61,765	$59,766
Accounts Receivable:
Billed	12,759	13,179
Unbilled	4,406	3,741
Total Accounts Receivable, net	17,165	16,920
Prepaids & Other	3,551	3,162
Current Assets	82,481	79,848

Investments - Non-current	8,405	6,658

PP&E, net	4,114	4,482
Capitalized Software, net	9,723	8,708
Goodwill	13,819	12,601
Other Intangibles, net	845	687
Other Non-current Assets	129	86
Total Assets	$119,516	$113,070

Accounts Payable	$455	$1,207
Accrued Compensation and Related costs	2,959	2,961
Dividend Payable	2,751	-
Other Current Liabilities	4,138	2,969
Deferred Tax Liability - Current	218	332
Deferred Revenues - Current	19,361	21,291
Current Liabilities	29,882	28,760

Deferred Revenues - Non-current	505	-
Deferred Tax Liability - Long term	1,330	1,066
Other Long-term Liabilities	366	-
Long-term Liabilities	2,201	1,066

Total Liabilities	32,083	29,826

Shareholders' Equity	87,433	83,244

Total Liabilities & Shareholders' Equity	$119,516	$113,070

AMERICAN SOFTWARE, INC.
Condensed Consolidated Cashflow Information
(In thousands)
(Unaudited)

	Six Months Ended,
	October 31,
	2013	2012

Net cash provided by operating activities	$9,636	$6,244

Capitalized computer software development costs	(1,641)	(1,811)
Purchases of property and equipment, net of disposals	(155)	(521)
Proceeds from maturities of investments	225	693
Purchase of business, net of cash acquired	(1,191)	-

Net cash used in investing activities	(2,762)	(1,639)

Repurchase of common stock	-	(254)
Excess tax benefits from stock based compensation	68	70
Proceeds from exercise of stock options	1,120	912
Dividends paid	-	(4,887)

Net cash provided by (used in) financing activities	1,188	(4,159)

Net change in cash and cash equivalents	8,062	446
Cash and cash equivalents at beginning of period	41,164	39,111

Cash and cash equivalents at end of period	$49,226	$39,557

CONTACT:
Financial Information Press Contact:
American Software, Inc.
Vincent C. Klinges, 404-264-5477
Chief Financial Officer